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Exhibit 10.26

As of 20 December 2001

IMPERIAL CHEMICAL INDUSTRIES PLC

HUNTSMAN SPECIALTY CHEMICALS CORPORATION

HUNTSMAN INTERNATIONAL HOLDINGS, LLC

HUNTSMAN INTERNATIONAL, LLC

AMENDMENT AGREEMENT
to amend the Contribution Agreement dated as of 15
April 1999

        THIS AMENDMENT AGREEMENT is made as of 20 December 2001

        Between:

        IMPERIAL CHEMICAL INDUSTRIES PLC, a company incorporated in England and Wales whose registered office is at Imperial Chemical House, Millbank, London SW1P3JF (ICI);

        HUNTSMAN SPECIALTY CHEMICALS CORPORATION, a corporation incorporated under the laws of Delaware whose principal office is at 500 Huntsman Way, Salt Lake City, Utah, USA (HSCC);

        HUNTSMAN INTERNATIONAL HOLDINGS, LLC, a limited liability company formed under the laws of Delaware whose principal place of business is at 500 Huntsman Way, Salt Lake City, Utah, USA (HIH); and

        HUNTSMAN INTERNATIONAL, LLC, a limited liability company formed under the laws of Delaware whose principal place of business is at 500 Huntsman Way, Salt Lake City, Utah, USA (HI),

        (together, the Parties).

Whereas:

        (A)  The Parties are party to a contribution agreement dated as of 15 April 1999 in respect of the contribution of the Polyurethanes, Tioxide, Relevant Petrochemicals and PO/MTBE Businesses (each as defined in the Contribution Agreement) to the Purchaser. That agreement, as supplemented and amended prior to the date of this Amendment Agreement, is referred to in this Amendment Agreement as the Contribution Agreement.

        (B)  The Parties wish to amend the Contribution Agreement in the manner described in this Amendment Agreement.

        (C)  On the date hereof, ICI, ICI Alta Inc. (a Delaware incorporated subsidiary of ICI) and HSCC have also entered into an amendment agreement (the MIOA Amendment Agreement) in relation to the membership interest option agreement entered into between them on 2 November 2000 (as amended and restated by the MIOA Amendment Agreement, the Membership Interest Option Agreement).

        IT IS AGREED as follows:

Interpretation

        1.1   Terms and expressions defined in the Contribution Agreement have the same meaning when used in this Amendment Agreement.

        1.2   In this Amendment Agreement, ICI Parties means ICI, each Share Selling Company, each Business Vendor and each of the respective successors and assignees of any of those entities.

        1.3   The headings in this Amendment Agreement shall not affect its interpretation.

Amendment of the Contribution Agreement

        2.1   The Contribution Agreement shall be, and shall be deemed to be, amended as follows with effect on and from the date of this Amendment Agreement:

          (a)   the undertaking set out in clause 23.1(A) of the Contribution Agreement shall terminate and clause 23.1(A) of the Contribution Agreement shall be of no further force and effect; and

          (b)   clause 23.1(B) of the Contribution Agreement shall be deleted and replaced by the following:

  "23.1(B) ICI undertakes to the Purchaser that it shall not, and that it shall procure that each other member of its Retained Group shall not, until the expiry of the period from and including 20 December, 2001 to and including 30 June 2004, carry on or be engaged in or control any business which competes, directly or indirectly, with the ICI Business and/or the PO/MTBE Business as conducted as at 20 December, 2001, in the countries in which either of the ICI Business or the PO/MTBE Business, respectively, is carried on as at 20 December, 2001, PROVIDED THAT, for the avoidance of doubt, nothing in this clause 23.1(B) shall prevent ICI or any member of its Retained Group from carrying on or being engaged in or controlling any business which competes, directly or indirectly, with any business acquired at any time after 30 June, 1999 by any one or more members of the Purchaser's Group to the extent that such business falls within the scope of neither the ICI Business nor the PO/MTBE Business as those businesses are conducted as at 20 December, 2001."

        2.2   Subject to clause 3 below, the Contribution Agreement, as amended by this Amendment Agreement, shall remain in full force and effect and any reference in the Contribution Agreement to "Agreement" shall be read and construed as a reference to the Contribution Agreement as amended by this Amendment Agreement.

        2.3   The Parties acknowledge that, notwithstanding the fact that Huntsman ICI Polyurethanes (UK) Limited (Polyurethanes UK) was, for certain identified purposes, a party to the agreement dated 4 June 1999 which effected certain amendments to the original form of the Contribution Agreement, Polyurethanes UK is not a party to the Contribution Agreement and, accordingly, is not required to be a party to this Amendment Agreement in order for the amendments to the Contribution Agreement for which it provides to take effect.

HSCC Claims

        3.1   For the avoidance of doubt, and without prejudice to clause 3.2 below and to clause 11.1 of the Contribution Agreement, HSCC hereby acknowledges and agrees with ICI (for itself and each other ICI Party) that, to the extent that any of ICI's obligations under the Contribution Agreement, or any rights of any one or more other parties to the Contribution Agreement against ICI under the Contribution Agreement:

          (a)   are expressly stated in the Contribution Agreement to be an agreement by ICI with, a covenant or undertaking by ICI to or with, or a warranty by ICI to any one or more parties who are identifiable on the face of the relevant provision; but

          (B)  not expressed (whether by name or by virtue of the provision referring expressly to its being an agreement with the other parties to the Contribution Agreement) to be with or to HSCC,

(in each case, regardless of whether ICI is expressed to have the applicable obligation as principal or as agent for any other person and regardless of whether the other party concerned is expressed to have the right, or to be owed the obligation, as agent, trustee or otherwise on behalf of any other person), neither ICI nor any other ICI Party has or shall have any obligation to HSCC in respect thereof.

        3.2   HSCC hereby waives such rights as it has, or may have at any time after the date of this Amendment Agreement, to bring any claim against ICI under, or in respect of any breach of, any particular provision of the Contribution Agreement against ICI and/or any other ICI Party (whether accruing on, before or after the date of this Amendment Agreement) in respect of any particular facts or matters, if any one or more of HIH, HI or any Designated Purchaser(s) also have a claim under, or in respect of a breach of, the same provision of the Contribution Agreement in respect of the same facts or matters, regardless in each case:

          (a)   of whether HSCC on the one hand, and HIH and/or HI and/or the relevant Designated Purchaser(s) on the other hand, would be entitled to claim the same relief or claim to recover the same amount in damages, in respect of those facts or matters under, in respect of a breach of, the provision in question; and

          (b)   of whether any of HIH, HI or any of the Designated Purchasers has in fact made, or does in fact make in the future, any claim against ICI or any ICI Party in respect of such facts or matters under, or in respect of a breach of, the provision in question.

        Provided That HSCC does not, by virtue of this clause 3.2, waive any right to bring a claim under, or in respect of a breach of, any provision of the Contribution Agreement the terms of which expressly state that ICI agrees with, covenants or undertakes to or with, or warrants to HSCC (whether by name or by virtue of the provision referring expressly to its being an agreement with the other parties in the Contribution Agreement). The claims which HSCC waives the right to make by virtue of this clause 3.2 are referred to in the remainder of this clause 3.2 as the Relevant Claims.

        HSCC also in each case, for the avoidance of doubt, without prejudice to such rights as HIH, HI and/or any other Designated Purchaser(s) may have in respect of the relevant facts or matters:

          (a)   irrevocably releases and discharges ICI, and acknowledges and agrees with ICI, as trustee for each of the other ICI Parties, that each of the other ICI Parties is hereby irrevocably released and discharged from any and all liability in respect of any Relevant Claim; and

          (b)   undertakes to ICI (for itself and as trustee for each of the ICI Parties) not to, and to procure that its successors and assignees do not, bring or pursue any Relevant Claim (including without limitation by way of counterclaim or set-off) against any one or more ICI Parties.

        3.3   HSCC warrants to ICI (for itself and as trustee for each other ICI Party) that, at the date hereof, HSCC is not (and no other person is, on behalf of HSCC):

          (a)   evaluating whether or not to prepare or make any notification to ICI or any other ICI Party of any facts or matters which may give rise to a claim against ICI or any other ICI Party under the Contribution Agreement; and/or

          (b)   preparing the submission of any notices of facts or matters which may give rise to a claim by HSCC against ICI or any other ICI Party under the Contribution Agreement or preparing to commence any action or proceeding against ICI or any other ICI Party under, or in respect of any breach of, the Contribution Agreement.

        For the avoidance of doubt, subject to clauses 3.1 and 3.2 above, the warranty in this clause 3.3 shall not affect the continuing right of HSCC to give further notices of facts or matters of which it becomes aware after the date of this Amendment Agreement which may give rise to a claim against ICI under, or in respect of a breach of, the Contribution Agreement (without prejudice to such rights and/or claims as ICI and/or any of the ICI Parties may have arising from any breach of the warranty in this clause 3.3).

ICI Claims

        4.1   For the avoidance of doubt, ICI hereby acknowledges and agrees with HSCC that, to the extent that any of HSCC's obligations under the Contribution Agreement, or any rights of any one or more other parties to the Contribution Agreement against HSCC under the Contribution Agreement, are:

          (a)   expressly stated in the Contribution Agreement to be an agreement by HSCC with, a covenant or undertaking by HSCC to or with, or a warranty by HSCC to any one or more parties who are identifiable on the face of the relevant provision; but

          (b)   not expressed (whether by name or by virtue of the provision referring expressly to its being an agreement with the other parties to the Contribution Agreement) to be with or to ICI,

(in each case, regardless of whether HSCC is expressed to have the applicable obligation as principal or as agent for any other person and regardless of whether the other party concerned is expressed to have the right, or to be owed the obligation, as agent, trustee or otherwise on behalf of any other person), HSCC neither has nor shall have any obligation to ICI in respect thereof.

        4.2   ICI warrants to HSCC that, at the date hereof, ICI is not (and no other person is, on behalf of ICI):

          (a)   evaluating whether or not to prepare or make any notification to HSCC of any facts or matters which may give rise to a claim against HSCC under the Contribution Agreement; and/or

          (b)   preparing the submission of any notices of facts or matters which may give rise to a claim by ICI against HSCC under the Contribution Agreement or preparing to commence any action or proceeding against HSCC under, or in respect of any breach of, the Contribution Agreement.

        For the avoidance of doubt, the warranty in this clause 4.2 shall not affect the continuing right of ICI to give further notices of facts or matters of which it becomes aware after the date of this Amendment Agreement which may give rise to a claim against HSCC under, or in respect of a breach of, the Contribution Agreement (without prejudice to such rights and/or claims as HSCC may have arising from any breach of the warranty in this clause 4.2).

        4.3   For the purpose of this clause 4, references to HSCC shall be deemed to include HSCC's successors and assignees.

Warranties

        5.1   ICI warrants to HSCC as follows:

          (a)   that it is a corporation duly incorporated and validly existing under the laws of England and Wales;

          (b)   that the execution, delivery and performance by ICI of this Amendment Agreement are within its corporate capacity and have been duly authorised by all necessary corporate action, and that this Amendment Agreement constitutes binding obligations of ICI;

          (c)   that the execution, delivery and performance by ICI of this Amendment Agreement require no material action by or in respect of, or material filing with, any Governmental Entity (as such term is defined in the Membership Interest Option Agreement) other than (i) compliance with any applicable requirements of any Competition Authority (as such term is defined in the Membership Interest Option Agreement); (ii) compliance with any applicable requirements of the 1934 Act (as such term is defined in the Membership Interest Option Agreement) and any other securities laws, whether federal, state or foreign, and (iii) approvals required under, and filings and notifications required to be made under, the Listing Rules issued by the Financial Services Authority or the rules of the New York Stock Exchange; and

          (d)   that the execution, delivery and performance by ICI of this Amendment Agreement do not and will not violate its memorandum or articles of association; assuming compliance with the matters referred to in (c) above, do not violate any applicable law, rule, regulation, judgment, injunction, order or decree, except for such matters as would not, individually or in the aggregate, reasonably be expected to (i) have a material adverse effect on the business, financial condition or results of operations of ICI, or (ii) adversely affect the ability of ICI to perform its obligations under this Amendment Agreement; do not require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of ICI or to a loss of any benefit to which ICI is entitled under any provision of any agreement or other instrument binding upon it, except for such consents or approvals the failure of which to obtain would not, individually or in the aggregate, reasonably be expected to (i) have a material adverse effect on the business, financial condition or results of operations of ICI, or (ii) adversely affect the ability of ICI to perform its obligations under this Amendment Agreement.

        5.2   Each of HSCC, HIH and HI warrants to ICI as follows:

          (a)   that it is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware;

          (b)   that the execution, delivery and performance by it of this Amendment Agreement are within its organizational powers and have been duly authorised by all necessary organizational action on the part of it, and that this Amendment Agreement constitutes binding obligations of it;

          (c)   that the execution, delivery and performance by it of this Amendment Agreement require no action by or in respect of, or filing with, any Governmental Entity other than compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;, the 1958 Act against Restraints in Competition, as amended (Germany); the Law on the Protection of Competition and the Market Law No. 287 of Oct 10, 1990 (Italy); and the Federal Law 8884/1994 of June 11, 1994 as amended and CADH Resolution no. 15/98 of August 19, 1998 (Brazil) (as each of such terms is defined in the Membership Interest Option Agreement); and any such action or filing as to which the failure to make or obtain would not, individually or in the aggregate, reasonably be expected to (i) have a material adverse effect on the business, financial condition or results of operations of it, or (ii) adversely affect the ability of it to perform its obligations under this Amendment Agreement; and

          (d)   that the execution, delivery and performance by it of this Amendment Agreement do not and will not violate the certificate of incorporation or bylaws of it; assuming compliance with the matters referred to in (c) above, do not violate any applicable law, rule, regulation, judgment, injunction, order or decree, except for such matters as would not, individually or in the aggregate, reasonably be expected to (i) have a material adverse effect on the business, financial condition or results of operations of it, or (ii) adversely affect the ability of it to perform its obligations under this Amendment Agreement; do not require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of it or to a loss of any benefit to which it is entitled under any provision of any agreement or other instrument binding upon it, except for (i) such consents or approvals as have been obtained as of the date of this Amendment Agreement and (ii) such consents or approvals the failure to obtain which would not, individually or in the aggregate, reasonably be expected to (x) have a material adverse effect on the business, financial condition or results of operations of it, or (y) adversely affect the ability of it to perform its obligations under this Amendment Agreement.

General

Assignment

        6.1   No party shall nor shall it purport to assign, transfer, charge or otherwise deal with all or any of its rights under this Amendment Agreement nor grant, declare, create or dispose of any right or interest in it without the prior written consent of each of the other Parties. Any purported assignment in contravention of this clause 6.1 shall be void.

Variation

        6.2   No variation of this Amendment Agreement shall be valid unless it is in writing and signed by or on behalf of each of the Parties. The expression "variation" shall include any variation, supplement, deletion or replacement, however effected.

Entire Agreement

        6.3   This Amendment Agreement sets out the entire agreement and understanding between the Parties with respect to the amendments of the Contribution Agreement for which it provides. This Amendment Agreement supersedes all previous arrangements and understandings between the Parties with respect to the amendments of the Contribution Agreement for which this Amendment Agreement provides, which shall cease to have any further force or effect.

        6.4   Subject to clause 6.6 below, no Party has, and each Party warrants to each of the other Parties that it has not entered into this Amendment Agreement in reliance upon any representation, warranty or undertaking of any other Party which is not expressly set out or referred to in this Amendment Agreement.

        6.5   Subject to clause 6.6 below, a Party may claim in contract for breach of warranty under this Amendment Agreement, but no Party shall have any claim or remedy under this Amendment Agreement in respect of misrepresentation (whether negligent or otherwise, and whether made prior to, and/or in, this Amendment Agreement) or untrue statement made by any other Party.

        6.6   None of clauses 6.3, 6.4 or 6.5 above shall exclude any liability for fraudulent misrepresentation.

Counterparts

        6.7   This Amendment Agreement may be entered into in any number of counterparts and by the parties to it on separate counterparts, each of which, when executed and delivered, shall be an original, but all the counterparts shall together constitute one and the same instrument.

Third party rights

        6.8   A person who is not a party to this Amendment Agreement shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.

Confidentiality & announcements

        6.9   Subject to clause 6.10, each Party shall use (and shall ensure that each member of its Group shall use) all reasonable endeavours to keep confidential (and to ensure that its respective officers, employees and agents and professional advisors keep confidential) any information which relates to the contents of this Amendment Agreement and/or the negotiations relating to this Amendment Agreement, and shall not (and shall ensure that no member of its Group shall), without the prior written approval of the other Parties (such approval not to be unreasonably withheld or delayed), make or issue any formal public announcement or press release in connection with the signature or contents of this Amendment Agreement.

        6.10 The obligations set out in clause 6.9 above do not apply to the disclosure of information or, as the case may be, the making or issue of any public announcement or press release:

          (a)   if and to the extent it is required by law;

          (b)   if and to the extent it is required by any securities exchange or regulatory or governmental body to which that Party or any member of its Group is subject or submits, wherever situated, whether or not the requirement for information has the force of law;

          (c)   on a "need to know" basis to a company which is a member of the disclosing Party's Group, where that disclosure is for a purpose reasonably incidental to this Amendment Agreement (in which event the disclosing Party shall procure that the relevant member of its Group complies with the provisions of clause 6.9 in respect of the information so disclosed);

          (d)   to any tax authority to the extent reasonably required for the purposes of the tax affairs of the Party concerned or any member of its Group;

          (e)   if and to the extent the information concerned has come into the public domain, other than as a result of a breach of clause 6.9 above by that Party or any member of its Group; or

          (f)    if and to the extent that the other Parties have given prior written consent to the disclosure, such consent not to be unreasonably withheld or delayed.

        If a Party has an obligation to make or issue any announcement pursuant to paragraph (a) or (b) above, the relevant Party shall give the other Parties every reasonable opportunity to comment on any announcement or release before it is made or reissued (provided that this does not have the effect of preventing the Party making the announcement or release from complying with its legal and/or stock exchange obligations).

        6.11 No failure or delay by any Party in exercising any right or remedy provided by law under or pursuant to this Amendment Agreement shall impair such right or remedy or operate or be construed as a waiver or variation of it or preclude its exercise at any subsequent time and no single or partial exercise of any such right or remedy shall preclude any other or further exercise of it or the exercise of any other right or remedy.

        6.12 If any provision of this Amendment Agreement is held by a Court or other competent authority to be invalid or unenforceable in whole or in part, then such provision shall, so far as it is invalid or unenforceable, be given no effect and shall be deemed not to be included in this Amendment Agreement, and the other provisions of this Amendment Agreement and the remainder of the affected provision shall continue to be valid.

Governing Law

        6.13 This Amendment Agreement shall be governed by, and construed in all respects in accordance with, the laws of England.

Jurisdiction

        6.14 The parties agree that the Courts of England are to have exclusive jurisdiction to settle any dispute (including claims for set off and counterclaim) which may arise in connection with the creation, validity, effect, interpretation or performance of, or the legal relationships established by this Amendment Agreement or otherwise arising in connection with this Amendment Agreement and for such purposes irrevocably submit to the jurisdiction of the English Courts.

        6.15 Each of HSCC, HIH and HI shall at all times maintain an agent for service of process and any other documents in proceedings in England. The agent for HSCC, HIH and HI shall be Tioxide Group Services Limited, Haverton Hill Road, Billingham TS23 IPS. Any writ, judgment or other notice of legal process shall be sufficiently served on HSCC, HIH or HI, as the case may be, if delivered to its agent at its address for the time being. If, for some reason, the agent for HSCC, HIH, or HI, as the case may be, ceases to act as such, HSCC, HIH or HI, as the case may be, shall promptly appoint another such agent with an address in England and so advise ICI. Failing such appointment and notification, ICI shall be entitled to appoint an agent on behalf of HSCC, HIH or HI, as the case may be, at the expense of HSCC, HIH or HI, as the case may be. A copy of any document served on the agent of HSCC, HIH or HI, as the case may be, shall also be sent to HSCC, HIH or HI, as the case may be, at the address given above for HSCC, HIH or HI, as the case may be.

        In Witness whereof this Amendment Agreement has been signed by and on behalf of the Parties as of the day and year first before written.

SIGNED on behalf of	)
IMPERIAL CHEMICAL	)
INDUSTRIES PLC by William J.	)	/s/ William J. Hutchinson
Hutchinson as its duly	)
authorised attorney	)
SIGNED on behalf of	)
HUNTSMAN SPECIAL	)
CHEMICALS CORPORATION,	)
a company incorporated in Delaware,	)
by Samuel D. Scruggs, being	)	/s/ Samuel D. Scruggs
a person who, in accordance	)
with the laws of that territory, is	)
acting under the authority of	)
that company	)
SIGNED on behalf of	)
HUNTSMAN INTERNATIONAL	)
HOLDINGS, LLC, a limited	)
liability company formed in Delaware,	)
by Samuel D. Scruggs, being	)	/s/ Samuel D. Scruggs
a person who, in accordance	)
with the laws of that territory, is	)
acting under the authority of	)
that company	)
SIGNED on behalf of	)
HUNTSMAN INTERNATIONAL	)
LLC, a limited liability company formed	)
in Delaware, by Samuel D. Scruggs	)	/s/ Samuel D. Scruggs
being a person who, in accordance	)
with the laws of that territory, is	)
acting under the authority of	)
that company	)

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  Exhibit 10.26